Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$292,010
Unrealized Gain (Loss) on Market Value of Futures	(2,806,930)
Dividend Income	474
Interest Income	889
ETF Transaction Fees	350
Total Income (Loss)	$(2,513,207)

Expenses
General Partner Management Fees	$30,338
Brokerage Commissions	853
NYMEX License Fee	607
Non-interested Directors' Fees and Expenses	391
Prepaid Insurance Expense	158
Other Expenses	14,640
Total Expenses	46,987
Expense Waiver	(8,572)
Net Expenses	$38,415
Net Income (Loss)	$(2,551,622)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/12	$49,316,594
Withdrawals (50,000 Units)	(916,737)
Net Income (Loss)	(2,551,622)

Net Asset Value End of Month	$45,848,235
Net Asset Value Per Unit (2,550,000 Units)	$17.98

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2012 is accurate and complete.

/s/ Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612